As filed with the Securities and Exchange Commission on June 8, 2007.	File No. 333-139598

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANHATTAN ASSOCIATES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2373424 (I.R.S. Employer Identification No.)
2300 Windy Ridge Parkway, Suite 700
Atlanta, GA 30339
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

MANHATTAN ASSOCIATES, INC. STOCK INCENTIVE PLAN
(Full Title of the Plan)

David K. Dabbiere, Esq.	Copies to:
Senior Vice President,	David M. Eaton
Chief Legal Officer and Secretary	Kilpatrick Stockton LLP
Manhattan Associates, Inc.	1100 Peachtree Street, N.E., Suite 2800
2300 Windy Ridge Parkway, Suite 700	Atlanta, Georgia 30309
Atlanta, Georgia 30339	(404) 815-6500
(770) 955-7070
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered	Per Share	Offering Price	Registration Fee
Common Stock, $0.01 Par Value	N/A	N/A	N/A	N/A

ITEM 8. EXHIBITS
SIGNATURES
EXHIBIT INDEX

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES
     Manhattan Associates, Inc. (the “Company”) files this post-effective amendment no. 1 to its Registration Statement on Form S-8, Commission File Number 333-139598, filed with the Securities & Exchange Commission on December 22, 2006 (the “Registration Statement”), to withdraw from registration 445,501 shares of the common stock, $0.01 par value, of the Company (the “Common Stock”) covered by the Registration Statement which remain unsold under the Company’s prior Stock Incentive Plan (the “Plan”).
     Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), the unused registration fee associated with the shares of Common Stock deregistered pursuant to this post-effective amendment no. 1 is being applied to offset the registration fee payable in connection with the Company’s new registration statement on Form S-8 covering its new 2007 Stock Incentive Plan.
ITEM 8. EXHIBITS
     The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

24	Power of Attorney is included on signature page of original filing of this Form S-8.

1

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of June, 2007.

MANHATTAN ASSOCIATES, INC.
By:	/s/ Peter F. Sinisgalli
Peter F. Sinisgalli
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter F. Sinisgalli Peter F. Sinisgalli	Director, President and Chief Executive Officer (Principal Executive Officer)	June 6, 2007

/s/ Dennis B. Story Dennis B. Story	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2007

* John J. Huntz, Jr.	Chairman of the Board of Directors	June 6, 2007

* Brian J. Cassidy	Director	June 6, 2007

* Paul R. Goodwin	Director	June 6, 2007

* Thomas E. Noonan	Director	June 6, 2007

* Deepak Raghavan	Director	June 6, 2007

*By:	/s/ Peter F. Sinisgalli Peter F. Sinisgalli
Pursuant to Power-of-Attorney

S-1

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney is included on signature page of original filing of this Form S-8.